Exhibit 99.1

[Freedonia Letterhead]

CONSENT OF THE FREEDONIA GROUP, INC.

We hereby consent to the references to our company’s name in the Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2012 (the “Quarterly Report”) of U.S. Silica Holdings, Inc. (the “Company”) and the quotation by the Company in the Quarterly Report from Table IV-4 from our report World Well Stimulation Materials, April 2011. We also hereby consent to the filing of this letter as an exhibit to the Quarterly Report.

THE FREEDONIA GROUP, INC.

By:	/S/ CORINNE GANGLOFF
Name:	Corinne Gangloff
Title:	Media Relations Director

October 29, 2012